UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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BEAM GLOBAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 1, 2021

BEAM GLOBAL

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEEM	NASDAQ Capital Market
Warrants	BEEMW	NASDAQ Capital Market

Item 8.01. Other Events

Establishment of Equity Oversight Committee

On July 1, 2021, Beam Global (the “Company”) announced in a press release that the Company’s Board of Directors (the “Board”) established an Equity Oversight Committee (the "Committee") which will be responsible for reviewing and recommending for approval to the Board any proposed offerings of the Company’s securities, excluding securities issued under the Company’s equity incentive plans. Pursuant to the Committee’s Charter, the Committee shall be comprised of two (2) or more independent directors who shall be appointed by the Board. Each member of the Committee shall meet the independence requirements of The NASDAQ Stock Market, LLC, and the Securities and Exchange Commission, as well as any other applicable requirements. A copy of the Committee’s Charter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1 99.2	Charter of Equity Oversight Committee Press Release dated July 1, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM GLOBAL

Dated: July 1, 2021	By:	/s/ Katherine H. McDermott
	Name:	Katherine H. McDermott
	Title:	Chief Financial Officer

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Exhibit 99.1

CHARTER OF THE
EQUITY OVERSIGHT COMMITTEE OF THE

BOARD OF DIRECTORS OF

BEAM GLOBAL

The Board of Directors (the “Board”) of Beam Global (the “Company”) hereby sets forth the authority and responsibilities of the Equity Oversight Committee (the “Committee”) as described below, subject to amendment by the Board from time to time:

Section 1.	Statement of Purpose

The purpose of the Committee is to assist the Board in discharging the Board’s responsibilities regarding the offering from time to time (an “Offering”) of securities of the Company (“Securities”), including, without limitation, (a) shares of common stock (“Common Stock”), (b) shares of preferred stock (“Preferred Stock”), (c) debt securities (“Debt Securities”), and (d) other rights or warrants to purchase Common Stock, Preferred Stock, Debt Securities and/or Securities. For avoidance of doubt, the Committee is not responsible for advising the Board on issuances of securities to participants under any of the Company’s equity incentive plans.

Section 2.	oRGANIZATION

2.1.	Independence. The Committee will be comprised of two or more directors as determined by the Board and each such committee member will satisfy the independence requirements of The NASDAQ Stock Market (“NASDAQ”). In addition, each member of the Committee shall qualify as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.2.	Election and Removal. The members of the Committee shall be elected by the Board, on the recommendation of the Nominating and Corporate Governance Committee, to serve until their successors are elected. The Board shall designate one member as chairperson of the Committee (the “Chairperson”) or delegate the authority to designate the Chairperson to the Committee, in which case the members of the Committee may designate the Chairperson by majority vote. The Board may remove members of the Committee from such Committee at any time, with or without cause. In the event that the removal or resignation of a Committee member, or any other occurrence which renders a member unable to discharge his or her duties with the respect to the Committee, causes the number of members then serving on the Committee to be fewer than two, the Board shall promptly designate a successor.

2.3.	Subcommittees. The Committee may form and delegate authority to subcommittees, each consisting of one or more of its members, with such powers as the Committee shall from time to time confer. Each subcommittee shall keep minutes of its meetings and report them to the Committee.

Section 3.	Duties and Responsibilities

The following are the duties and responsibilities of the Committee (in addition to any others that the Board may from time to time delegate to the Committee):

(a) determine and recommend for approval of the Board to undertake an Offering;

(b) determine the size of an Offering;

(c) determine the terms of an Offering, including, without limitation, (i) the price or value of consideration to be received by the Company for the Securities to be issued and sold in an Offering, (ii) the amount of any underwriting discount applicable to the issuance and sale of such Securities and (iii) in the case of an offering of Debt Securities, the date or dates on which the principal amount of the Debt Securities will be payable and the rate or rates at which the Debt Securities will bear interest;

(d) classify or reclassify authorized but unissued shares of Common Stock or Preferred Stock into other classes or series of stock and to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of such classified or reclassified stock;

(e) approve the entry into, execution, delivery and performance of any and all underwriting or purchase agreements, registration rights agreements, indentures, supplemental indentures and other agreements, certificates, instruments and documents, and the taking of any and all actions, which the Committee may determine to be necessary or desirable in connection with, or in order to consummate, the issuance and sale of Securities in an Offering;

(f) cause to be filed with the SEC one or more prospectus supplements relating to an Offering pursuant to Rule 424(b) under the 1933 Act and any required exhibits or other documents as may be deemed necessary or appropriate in connection therewith;

(g) determine the use of proceeds from the issuance and sale of Securities in an Offering;

(h) engage one or more investment banking firms to serve as sole, joint or co-lead managers or underwriters for an Offering and, in the case of an offering of Debt Securities, a bank or trust company to serve as trustee under the applicable indenture;

Section 4.	Procedures and Administration

4.1.	Meetings. The Committee shall meet as frequently as considered necessary by the Committee or the Chairperson. Committee meetings may be held in person or telephonically. The Committee shall fix its own rules of procedure.

4.2.	Notice. Any member of the Committee may call a meeting of the Committee upon due notice to each other member at least twenty-four hours prior to the meeting (provided that participation in any meeting shall be deemed to constitute waiver of any deficiency in such notice).

4.3.	Action. A majority of regular members then serving on the Committee shall constitute a quorum. Action may be taken by the Committee (or any subcommittee of the Committee) upon the affirmative vote of a majority of the members of the Committee (or subcommittee). Action may be taken by the Committee (or any subcommittee of the Committee) without a meeting if all of the members of the Committee (or subcommittee) indicate their approval thereof in writing.

4.4.	Agendas. The Committee meeting agendas shall be the responsibility of the Chairperson with input from the Committee members and other members of the Board, with additional input from members of senior management and outside advisors to the extent deemed appropriate by the Chairperson.

4.5.	Recording Meetings. The Committee shall keep written minutes of its meetings and distribute such minutes to each Board member.

* * *

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Exhibit 99.2

Beam Global Introduces Innovative Governance Model for Equity Oversight

SAN DIEGO, CA, July 1, 2021—Beam Global, (Nasdaq: BEEM, BEEMW), the leading provider of innovative sustainable technology for electric vehicle (EV) charging, outdoor media and energy security, announced that it has instituted a new equity oversight governance model at the board level. The company has created an independent Equity Oversight Committee (EOC) within the Board of Directors to assess all future uses of equity.

The EOC is comprised of a committee of independent board members chaired by Nancy Floyd. Nancy Floyd is also currently the chair of the Audit Committee and has over three decades of governance, financial and M&A experience. The EOC’s mandate is to consider any uses of equity proposed by management or members of the board. The EOC is made up entirely of independent board members and will have authority over whether or not a proposed use of equity is submitted to the full board for a vote. This new and innovative governance mechanism ensures that only uses of equity which have been vetted by the independent EOC can pass to the full board for a vote for approval or denial.

“After three decades and dozens of transactions ranging in value from hundreds of millions, to billions of dollars, I have learned that careful and diligent vetting of opportunities, by an independent body, yields the best results,” said Nancy Floyd, Beam Global board member and chair of the Audit and Equity Oversight Committees. “Beam is the first company I have been involved with that has put in place an official process which ensures only the most thoroughly and independently reviewed opportunities make it to the board for consideration and a vote. I’m thrilled to be a part of this mechanism which shows such a high regard for shareholder equity.”

“Beam is an innovation company. We create innovative clean technology products and equally innovative business models like our Driving on Sunshine transaction-less fueling. Now we are innovating at the board governance level by introducing new methodologies to ensure that our shareholder equity is used in the most effective and well thought-out manners,” said Beam Global CEO and Chairman, Desmond Wheatley. “We intend to grow Beam aggressively which might, from time to time, mean acquisitions or other inorganic strategies in which we may consider using our shares as currency. The EOC will ensure that rigorous testing of our models and assumptions is carried out before any use of equity can be considered by the full board. I am proud of our management team and board of directors for initiating this important new step, with the goal of maximizing value for our shareholders, and look forward to seeing other companies take similar steps.”

About Beam Global

Beam Global is a CleanTech leader that produces innovative, sustainable technology for electric vehicle (EV) charging, outdoor media, and energy security, without the construction, disruption, risks and costs of grid-tied solutions. Products include the patented EV ARC™ and Solar Tree® lines with BeamTrak™ patented solar tracking, and ARC Technology™ energy storage, along with EV charging, outdoor media and disaster preparedness packages.

The company develops, patents, designs, engineers and manufactures unique and advanced renewably energized products that save customers time and money, help the environment, empower communities and keep people moving. Based in San Diego, the company produces Made in America products. Beam Global is listed on Nasdaq under the symbols BEEM and BEEMW (formerly Envision Solar, EVSI, EVSIW). For more information visit https://BeamForAll.com/, LinkedIn, YouTube and Twitter.

Forward-Looking Statements

This Beam Global Press Release may contain forward-looking statements. All statements in this Press Release other than statements of historical facts are forward-looking statements.

Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” or other words and similar expressions that convey the uncertainty of future events or results.

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